     Exhibit 23.1

Michael Johnson & Co., LLC

9175 East Kenyon Avenue, Suite 100

Denver, Colorado 80237

(303) 796-0099

November 18, 2005

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

RE: Probe Manufacturing, Inc. – SB-2

Dear Sir/Madame:

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated September 30, 2004 on our audit of the financial statements of Probe Manufacturing, Inc.’s for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Michael Johnson & Co., LLC

Michael Johnson & Co., LLC

Denver, Colorado